UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) with the Securities and Exchange Commission on April 7, 2025, on April 1, 2025, Scott Recknor, the Company’s Head of Asset Management, notified the Company of his decision to retire. The Company and Mr. Recknor have determined that Mr. Recknor’s retirement will be effective as of June 6, 2025. Mr. Recknor will remain with the Company until the effective date of his retirement to assist with this transition.

Item 8.01 Other Events.

The following provides an update regarding our net asset value (“NAV”), our assets and portfolio.

Most Recent Transaction Price and Net Asset Value Per Share

May 1, 2025 Transaction Price

The transaction price for each of our share classes is equal to such share class’s NAV per share as of March 31, 2025. A calculation of the NAV per share is set forth below.

March 31, 2025 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/areit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of March 31, 2025 and February 28, 2025:

	As of
(in thousands)	March 31, 2025	February 28, 2025
Investments in residential properties	$2,345,050	$2,342,750
Investments in industrial properties	2,128,750	2,114,700
Investments in retail properties	703,950	697,100
Investments in office properties	462,500	464,600
Investments in other properties (1)	193,700	164,550
Total investment in real estate properties	5,833,950	5,783,700
Investments in real estate debt and securities	313,095	311,373
Investments in unconsolidated joint venture partnerships	316,800	304,660
DST Program Loans	148,196	135,926
Total investments	6,612,041	6,535,659
Cash and cash equivalents	33,998	34,564
Restricted cash	9,675	8,516
Other assets	58,891	62,284
Line of credit, term loans and mortgage notes	(2,384,954)	(2,477,135)
Financing obligations associated with our DST Program	(1,627,277)	(1,472,676)
Other liabilities	(103,977)	(96,675)
Accrued performance participation allocation	—	—
Accrued advisory fees	(3,909)	(3,766)
Noncontrolling interests in consolidated joint venture partnerships	(18,433)	(15,760)
Aggregate Fund NAV	$2,576,055	$2,575,011
Total Fund Interests outstanding	336,093	337,471
(1)	Includes self-storage properties.

The following table sets forth the NAV per Fund Interest as of March 31, 2025 and February 28, 2025:

(in thousands, except		Class T-R	Class S-R	Class D-R	Class I-R	Class E	Class S-PR	Class D-PR	Class I-PR
per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of March 31, 2025
Monthly NAV	$2,576,055	$202,055	$320,318	$45,920	$449,395	$322,379	$11,256	$180	$11,840	$1,212,712
Fund Interests outstanding	336,093	26,362	41,791	5,991	58,632	42,060	1,469	23	1,545	158,220
NAV Per Fund Interest	$7.6647	$7.6647	$7.6647	$7.6647	$7.6647	$7.6647	$7.6647	$7.6647	$7.6647	$7.6647
As of February 28, 2025
Monthly NAV	$2,575,011	$202,907	$322,338	$45,688	$451,018	$324,236	$7,284	$102	$9,048	$1,212,390
Fund Interests outstanding	337,471	26,592	42,244	5,988	59,109	42,493	955	13	1,186	158,891
NAV Per Fund Interest	$7.6303	$7.6303	$7.6303	$7.6303	$7.6303	$7.6303	$7.6303	$7.6303	$7.6303	$7.6303

Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of March 31, 2025, we estimated approximately $67.6 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of March 31, 2025, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Residential	Industrial	Retail	Office	Other	Weighted-Average Basis
Exit capitalization rate	5.3%	5.8%	6.4%	7.3%	5.6%	5.7%
Discount rate / internal rate of return	7.0%	7.4%	7.3%	8.8%	7.7%	7.4%
Average holding period (years)	10.0	10.0	10.0	10.0	10.0	10.0

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

Input	Hypothetical Change	Residential	Industrial	Retail	Office	Other	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	3.2%	3.0%	2.3%	2.5%	2.8%	3.0%
	0.25% increase	(2.9)%	(2.8)%	(2.2)%	(2.3)%	(2.6)%	(2.7)%
Discount rate (weighted-average)	0.25% decrease	2.0%	2.0%	1.9%	2.0%	1.9%	2.0%
	0.25% increase	(1.9)%	(2.0)%	(1.8)%	(2.0)%	(1.9)%	(1.9)%

Distributions

We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.03333 per share for the month of March 2025. These distributions were paid to all stockholders of record as of the close of business on March 31, 2025, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities

As of March 31, 2025, our consolidated investments include 124 real estate properties totaling approximately 24.4 million square feet located in 35 markets throughout the U.S., which were 94.2% leased.

As of March 31, 2025, our leverage ratio was 36.3% (calculated as outstanding principal balance of our borrowings less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.85%.

For the quarter ended March 31, 2025, we raised gross proceeds of approximately $315.8 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $27.5 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for January, February and March, which were redeemed in full on February 1, 2025, March 1, 2025 and April 1, 2025, respectively, was $53.3 million.

Update on Real Properties

As of March 31, 2025, our consolidated investments include 124 real estate properties totaling approximately 24.4 million square feet located in 35 markets throughout the U.S., which were 94.2% leased. Rent growth on comparable commercial leases executed during the trailing 12 months ended March 31, 2025 averaged 33.1% when calculated using cash basis rental rates and 50.3% when calculated using GAAP basis rental rates. For our industrial properties, rent growth on comparable leases executed during the trailing 12 months ended March 31, 2025 averaged 38.7% when calculated using cash basis rental rates and 55.5% when calculated using GAAP basis rental rates. Rent decline on new and renewal residential leases executed during the trailing 12 months ended March 31, 2025 averaged 0.4%. As of March 31, 2025, rents across our residential properties and industrial properties, our two largest categories, were estimated to be 6.1% and 22.8% below market (on a weighted-average basis).

As used herein, the term “commercial” refers to our industrial, retail and office properties or customers, as applicable.

Acquisitions. During the three months ended March 31, 2025, we acquired one industrial property and two self-storage properties for an aggregate contractual purchase price of $30.4 million.

Dispositions. During the three months ended March 31, 2025, we sold three industrial properties for an aggregate contractual sales price of $27.6 million. Our total accounting basis, which is inclusive of straight-line rent receivables and net of accumulated depreciation and amortization, for these properties as of the closing dates was approximately $16.1 million.

Portfolio Overview. We currently group our real property portfolio into five categories: residential, industrial, retail, office and other. The following table summarizes our real property portfolio by category as of March 31, 2025:

					Average
				% of Total	Effective Annual			% of
($ and square feet in thousands,	Number of	Number of	Rentable	Rentable	Base Rent per	%	Aggregate	Aggregate
except for per square foot data)	Markets (1)	Real Properties	Square Feet	Square Feet	Square Foot (2)	Leased	Fair Value	Fair Value
Residential properties	11	22	6,070	24.9%	$28.87	91.5%	$2,345,050	40.2%
Industrial properties	28	67	13,841	56.7	7.11	97.4	2,128,750	36.5
Retail properties	8	18	2,292	9.4	20.40	94.8	703,950	12.1
Office properties	6	7	1,381	5.6	38.00	80.6	462,500	7.9
Other properties	5	10	837	3.4	18.33	83.1	193,700	3.3
Total real property portfolio	35	124	24,421	100.0%	$15.45	94.2%	$5,833,950	100.0%
(1)	Reflects the number of unique markets by category and in total. As such, the total number of markets does not equal the sum of the number of markets by category as certain categories are located in the same market.
(2)	Amount calculated as total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis) per the terms of the lease, divided by total lease square footage as of March 31, 2025.

Market Diversification. The following table summarizes certain operating metrics of our real property portfolio by market and by category as of March 31, 2025:

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount	Rentable Square Feet	% of Total Rentable Square Feet	% Leased (1)
Residential properties:
Atlanta, GA	2	$179,182	3.2%	567	2.3%	90.8%
Central Florida	3	437,039	7.8	958	3.9	91.9
Charlotte, NC	2	168,575	3.0	487	2.0	88.0
Dallas, TX	4	361,525	6.5	1,124	4.6	91.3
D.C. / Baltimore	1	96,686	1.7	288	1.2	94.4
Denver, CO	1	80,992	1.5	201	0.8	89.6
Pennsylvania	1	93,334	1.7	235	1.0	90.5
San Antonio, TX	2	151,646	2.7	592	2.4	90.2
Seattle, WA	1	123,445	2.2	208	0.9	89.9
South Florida	4	465,778	8.3	1,202	4.9	92.6
Tucson, AZ	1	125,711	2.3	208	0.9	97.9
Total residential properties (6,734 units)	22	2,283,913	40.9	6,070	24.9	91.5
Industrial properties:
Atlanta, GA	1	66,470	1.2	798	3.3	100.0
Bay Area, CA	3	168,447	3.0	614	2.5	86.9
Central Florida	6	243,794	4.4	1,413	5.8	92.9
Charlotte, NC	1	22,625	0.4	208	0.9	100.0
Chicago, IL	1	9,480	0.2	110	0.4	100.0
Cincinnati, OH	2	34,039	0.6	395	1.6	100.0
Cleveland, OH	1	7,568	0.1	98	0.4	100.0
Columbus, OH	4	95,291	1.7	1,006	4.1	100.0
Dallas, TX	1	19,743	0.4	230	0.9	100.0
D.C. / Baltimore	2	17,250	0.3	75	0.3	100.0
Denver, CO	2	59,297	1.1	365	1.5	100.0
Greater Boston	1	56,872	1.0	234	1.0	100.0
Houston, TX	5	138,647	2.5	1,210	5.0	93.5
Indianapolis, IN	7	135,257	2.4	1,591	6.5	100.0
Las Vegas, NV	2	33,790	0.6	276	1.1	100.0
Louisville, KY	1	19,393	0.3	235	1.0	100.0
Metro New York	2	29,798	0.5	172	0.7	100.0
New Jersey	4	68,459	1.2	571	2.3	100.0
Pennsylvania	3	95,113	1.7	564	2.3	81.9
Phoenix, AZ	3	65,945	1.2	337	1.4	100.0
Portland, OR	1	15,723	0.3	123	0.5	100.0
Reno, NV	1	69,073	1.2	723	3.0	100.0
Richmond, VA	4	76,632	1.4	618	2.5	100.0
Salt Lake City, UT	2	144,061	2.6	916	3.7	100.0
San Antonio, TX	3	50,174	0.9	538	2.2	100.0
San Diego, CA	1	26,452	0.5	136	0.6	100.0
South Florida	1	14,447	0.3	76	0.3	100.0
Southern California	2	69,033	1.2	209	0.9	100.0
Total industrial properties	67	1,852,873	33.2	13,841	56.7	97.4
Retail properties:
Atlanta, GA	1	58,332	1.0	328	1.4	99.4
Birmingham, AL	1	45,452	0.8	193	0.8	94.9
D.C. / Baltimore	1	40,928	0.7	131	0.5	64.6
Greater Boston	10	266,993	4.8	982	4.0	96.1
New Jersey	1	67,099	1.2	226	0.9	96.5
Raleigh, NC	1	45,267	0.8	125	0.5	96.1
South Florida	2	115,361	2.1	206	0.9	96.1
Tulsa, OK	1	36,110	0.7	101	0.4	97.7
Total retail properties	18	675,542	12.1	2,292	9.4	94.8

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount	Rentable Square Feet	% of Total Rentable Square Feet	% Leased (1)
Office properties:
Austin, TX	1	84,974	1.5	272	1.1	78.8
Dallas, TX	1	53,395	1.0	161	0.7	95.4
D.C. / Baltimore	1	92,901	1.7	128	0.5	81.2
Metro New York	1	269,718	4.8	597	2.4	76.2
Minneapolis / St. Paul, MN	1	38,433	0.7	100	0.4	62.5
New Jersey	2	47,404	0.8	123	0.5	100.0
Total office properties	7	586,825	10.5	1,381	5.6	80.6
Other properties:
Central Florida	3	34,453	0.6	224	0.9	80.7
New Jersey	1	23,953	0.4	90	0.3	77.4
Pennsylvania	3	63,069	1.2	291	1.2	86.2
Richmond, VA	1	16,685	0.3	71	0.3	91.0
South Florida	2	44,068	0.8	161	0.7	80.6
Total other properties	10	182,228	3.3	837	3.4	83.1
Total real property portfolio	124	$5,581,381	100.0%	24,421	100.0%	94.2%
(1)	Percentage leased is based on executed leases as of March 31, 2025.

The following table sets forth the top 10 geographic allocations of our real property portfolio based on fair value as of March 31, 2025:

($ in thousands)	Number of Properties	Fair Value of Real Properties	% of Fair Value
Central Florida	12	$685,550	11.8%
South Florida	9	683,300	11.7
Dallas, TX	6	429,700	7.4
Atlanta, GA	4	357,400	6.1
Greater Boston	11	327,750	5.6
Pennsylvania	7	268,000	4.6
D.C. / Baltimore	5	256,650	4.4
New Jersey	8	239,600	4.1
Metro New York	3	233,950	4.0
Charlotte, NC	3	204,150	3.5
Other	56	2,147,900	36.8
Total real properties	124	$5,833,950	100.0%

Lease Terms. Commercial lease terms typically range from one to 10 years, and often include renewal options. Substantially all of our commercial properties are subject to leases on a “triple net basis” in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs. Most of our commercial leases include fixed rental increases or Consumer Price Index-based rental increases and are not based on the income or profits of any person. The majority of our residential and self-storage leases expire within 12 months.

Lease Expirations. As of March 31, 2025, the weighted-average remaining term of our total leased commercial portfolio was approximately 4.4 years based on annualized base rent and 3.9 years based on leased square footage, excluding renewal options. The following table summarizes the lease expirations at our commercial properties for leases in place as of March 31, 2025, without giving effect to the exercise of renewal options or termination rights, if any. The table excludes our residential and self-storage properties as substantially all leases at such properties expire within 12 months.

($ and square feet in thousands)	Number of Commercial Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Leased Square Feet	% of Total Leased Square Feet
Remainder of 2025	36	$11,523	6.3%	834	5.0%
2026	74	21,611	11.8	2,472	14.7
2027	71	25,362	13.9	2,746	16.4
2028	88	28,731	15.7	2,715	16.2
2029	74	29,132	15.9	3,175	18.9
2030	54	19,618	10.7	1,483	8.8
2031	31	9,494	5.2	1,116	6.6
2032	27	13,764	7.5	1,053	6.3
2033	26	7,693	4.2	406	2.4
2034	23	6,426	3.5	353	2.1
Thereafter	29	9,762	5.3	432	2.6
Total leased	533	$183,116	100.0%	16,785	100.0%
(1)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2025, multiplied by 12.

Customer Diversification. We believe that the customer base that occupies our real property portfolio is generally stable and well-diversified. As of March 31, 2025, there were no customers that represented more than 10.0% of total annualized base rent or more than 10.0% of total leased square feet. The following table reflects our 10 largest customers, based on annualized base rent, as of March 31, 2025:

($ and square feet in thousands)	Number of Locations (1)	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Leased Square Feet	% of Total Leased Square Feet
Stop & Shop	7	$8,099	2.3%	449	2.0%
S.P. Richards Company	7	7,579	2.1	954	4.2
Amazon.com / Whole Foods	5	5,500	1.6	604	2.6
FedEx	2	4,588	1.3	999	4.3
Mizuho Bank Ltd.	1	4,570	1.3	110	0.5
Harvest Right	1	2,952	0.8	340	1.5
Apple, Inc.	1	2,757	0.8	94	0.4
TJX Companies	4	2,629	0.7	198	0.9
Mattress Firm, Inc.	6	2,360	0.7	190	0.8
NJ Biopharmaceuticals LLC	1	2,235	0.6	79	0.3
Total	35	$43,269	12.2%	4,017	17.5%
(1)	Reflects the number of properties for which the customer has at least one lease in-place.
(2)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2025, multiplied by 12.

The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective commercial customers based on financial, operating and business plan information that such prospective customers provide to us, as well as other market, industry and economic information that is generally publicly available. As a result of this assessment, we may require that the customers enhance their credit by providing us with security deposits, letters of credit from established financial institutions, or personal or corporate guarantees. Customer creditworthiness often influences the amount of upfront tenant improvements, lease incentives, concessions or other leasing costs. We evaluate creditworthiness of our residential customers based on standard market practice, which includes credit checks.

Industry Diversification. We intend to maintain a well-diversified mix of customers to limit our exposure to any single customer or industry. Our diversified investment strategy inherently provides for customer diversity, and we continue to monitor our exposure relative to our larger customer industry sectors. The following table reflects the 10 largest industry concentrations within our portfolio, based on annualized base rent, as of March 31, 2025 and assumes that our residential and self-storage investments are not concentrated within any specific industry:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent	Leased Square Feet	% of Total Leased Square Feet
Storage / Warehousing	22	$18,398	5.2%	2,579	11.2%
Professional Services	55	16,388	4.6	676	2.9
Financial	24	14,573	4.1	337	1.5
Supermarket	17	14,382	4.0	843	3.7
Food & Beverage	82	12,707	3.6	747	3.2
Transportation / Logistics	13	8,343	2.3	1,243	5.4
Healthcare Services	40	7,728	2.2	257	1.1
Apparel / Clothing	18	7,156	2.0	786	3.4
Manufacturing	13	6,335	1.8	1,036	4.5
Post & Courier Services	8	6,250	1.8	1,167	5.1
Total	292	$112,260	31.6%	9,671	42.0%
(1)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2025, multiplied by 12.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
April 15, 2025
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer